Exhibit 10.2

SUBORDINATED SECURED PROMISSORY NOTE

U.S. $400,000	January 28, 2012

1.

FOR VALUE RECEIVED, the undersigned, jointly and severally, (collectively, "Borrower") promises to pay SARASOTA VARCA ASSOCIATES LLC, or assignee ("Note Holder") the principal sum of $400,000 U.S. Dollars ("Principal Amount"), with interest thereon from the date set forth above, until paid, at the rate of 12% per annum.  Accrued interest shall be payable monthly as set forth in Section 7 below, beginning with the monthly period ending February 29, 2012.  The entire Principal Amount and all accrued and unpaid interest thereon shall be due and payable in full on or before July 31, 2013 (the "Balloon Payment").

2.

The Balloon Payment shall be made by check and payable to the order of Note Holder at the address of Note Holder set forth in Section 6.04 of that certain Loan Agreement dated January 28, 2012 by and between Borrower, Wildcat Mining Corporation, Note Holder and the other lenders a party thereto (the "Loan Agreement"), or wire transfer.

3.

If the Balloon Payment is not paid when due, or if any default under any Deed of Trust securing this Note occurs, the entire principal amount outstanding and accrued interest thereon shall at once become due and payable at the option of the Note Holder; and the indebtedness shall bear interest at the rate of 18% per annum from the date of default.  Note Holder shall be entitled to collect all reasonable costs and expenses of collection and/or suit, including, but not limited to reasonable attorneys' fees.

4.

Borrower may prepay the principal amount outstanding under this Note, in whole, at any time with a penalty.  In the event of a prepayment, Borrower shall pay to Note Holder 105% of the principal balance, plus any accrued interest due thereon as of the date of such prepayment.

5.

Borrower and all other makers, sureties, guarantors, and endorses hereby waive presentment, notice of dishonor and protest, and they hereby agree to any extensions of time of payment and partial payments before, at, or after maturity.  This Note shall be the joint and several obligation of Borrower and all other makers, sureties, guarantors and endorsers, and their successors and assigns.

6.

Any notice to Borrower provided for in this Note shall be in writing and shall be given and be effective in accordance with Section 6.04 of the Loan Agreement.

7.

Note Holder may elect to receive its interest payment for any monthly period (the "Interest Payment") in shares of common stock of Varca Venture, Inc. ("Shares") instead of in U.S. Dollars via a check or wire transfer ("Cash") by providing Borrower a completed and executed copy of the notice attached hereto as Exhibit A (the "Notice") on or before the last trading day of such monthly period (the "Notice Deadline").  If Borrower doesn't receive a completed and executed copy of the Notice on or before the Notice Deadline, Borrower shall pay Note Holder the Interest Payment in Cash within five days after the Notice Deadline. Note Holder must provide the Notice to Borrower on or before the Notice Deadline for each monthly period it elects to receive Shares instead of Cash.  Upon Note Holder's election to receive the Interest Payment in the form of Shares in accordance with this Section 7, Note Holder will receive that number of Shares equal to the Interest Payment divided by the Share Price.  No fractional shares will be issued but instead will be rounded up to the nearest whole share.  For purposes of this Note, the "Share Price" shall be equal to the average of the closing sales price of a Share for the ten trading days ending five trading days after the Notice Deadline.

8.

The indebtedness evidenced by this Note is secured by a Deed of Trust dated January 28, 2012 and until released said Deed of Trust contains additional rights of Note Holder.  Such rights may cause acceleration of the indebtedness evidenced by this Note.  Reference is made to said Deed of Trust for such additional terms.  Said Deed of Trust grants rights in the property identified as follows:

All of the following described lode mining claims situate, lying and being in the California Mining District, La Plata County, Colorado, to-wit:

NAME OF CLAIM (Patented Lode)	PATENT U.S. SURVEY NUMBER

Idaho Millsite	18320
Idaho Millsite No.1	18321
Idaho Millsite No.2	18321
Alpine	18321
Lord Kitchener	17108
Hartford	17108
Gertrude	16616
Good Hope	17124
SUNRISE	17124
Cathryn	16616
Midnight	19646
Helen	19515
Midnight No.2	19646
Pay Day	19516 "A"
Pay Day Millsite	19516 "B"

EXECUTED BY BORROWER

VARCA VENTURES, INC. a Nevada corporation By:__/s/ Randall Oser Randall Oser, President WILDCAT MINING CORPORATION a Nevada corporation By:__/s/ Randall Oser Randall Oser, President

Borrower's Address: 1630 Ringling Blvd., Sarasota, FL 34236

KEEP THIS NOTE IN A SAFE PLACE.  THE ORIGINAL OF THIS NOTE MUST BE EXHIBITED TO THE PUBLIC TRUSTEE IN ORDER TO RELEASE A DEED OF TRUST SECURING THIS NOTE.

VARCA VENTURES, INC.

NOTICE OF ELECTION

TO

RECEIVE INTEREST PAYMENT

IN

SHARES OF COMMON STOCK

The undersigned hereby elects, as of __________, 2012:

To receive the monthly accrued interest payment on the outstanding principal balance on the subordinated secured promissory note issued by Varca Ventures, Inc. ("Varca") and Wildcat Mining Corporation on January ___, 2012 in the name of the undersigned (the "Note") in shares of Varca common stock, in accordance with the terms and conditions set forth in the Note.

Signature: ___________________________________

Print Name: _________________________________

Entity (if applicable): ___________________________

_________________________________________________

Title (if applicable): ____________________________

Address: ____________________________________

_________________________________________________

Date: ______________________________________

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